UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Phillips 66

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Voting Employee Campaign

May 2022

TO:	P66 People Leaders

FROM:	Jeff Dietert, Vice President, Investor Relations

DATE:	May 3, 2022

RE:	Annual Meeting of Shareholders and Proxy Voting

Leaders:

The 2022 Annual Meeting of Shareholders on May 11 presents shareholders — including many of our employees — with the opportunity to vote on six proposals affecting our business. Four of those proposals were submitted by Phillips 66 management, while two were submitted by shareholders.

Our Board of Directors and leadership team have studied the proposals in-depth and set forth recommendations. You can find the proposals and our recommendations in our proxy statement here or supplemental information here.

We encourage you to vote the shares of PSX stock you own. It is important for employees to be heard on the growing number of shareholder proposals.

Please contact your investment advisor or financial institution where your shares are held to obtain your proxy statement, which should have been emailed to you and is often available on the institution’s website.

The deadline to vote is quickly approaching: Investors with shares held in retirement plans need to vote by Sunday, May 8, and those with shares within traditional investment accounts need to vote by Tuesday, May 10.

Thank you for participating in and supporting the proxy voting process.

Regards,

Jeff